UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2018
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 10, 2018, the Boards of Directors of Community Bancorp. (the “Company”) and its wholly-owned subsidiary, Community National Bank (the “Bank”) unanimously appointed David Laforce, age 45, to the Boards of Directors of the Company and the Bank. Mr. Laforce will fill the vacancy created by the recent resignation of director Patrick Malone, with a term expiring at the Company’s 2019 Annual Meeting of Shareholders. Mr. Malone has been appointed to serve on the Compensation Committee of the Company’s Board and on the Risk Management and Human Resources Committees of the Bank’s Board.

Mr. Laforce owns and operates Built by Newport, a wood furniture and component manufacturing company that has been family owned since the 1960s. Mr. Laforce is a graduate of North Country Union High School in Newport, Vt. Over the years, he has served on several local boards prior to his appointment as Board of Director of the Company and the Bank. He currently resides in Derby, Vt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: January 18, 2018	/s/ Kathryn M. Austin
Kathryn M. Austin, President and
Chief Executive Officer

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